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Exhibit 10.5

ADMINISTRATIVE SERVICES AGREEMENT

        THIS ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") is made and entered into this 1st day of August, 2005, ("Effective Date"), between Whitney Information Network, Inc. ("Whitney"), a corporation duly organized and incorporated in the State of Colorado, and EduTrades, Inc. ("EduTrades"), a corporation duly organized and incorporated in the State of Nevada.

WITNESSETH:

        WHEREAS, Whitney is in the business of developing, producing and marketing post secondary educational curricula on real estate, business development, and asset protection;

        WHEREAS, EduTrades is in the business of developing, producing and marketing post secondary educational curricula on securities and financial investment and asset protection;

        WHEREAS, Whitney previously owned the business interests now being operated by EduTrades and is interested in providing administrative and operational assistance to EduTrades;

        WHEREAS, EduTrades desires Whitney's assistance until such time as EduTrades determines it can completely bifurcate its operations from Whitney in a cost effective and efficient manner;

        NOW, THEREFORE, in good and valuable consideration of the mutual covenants and promises herein contained, the parties, each intending to be legally bound, hereby agree as follows:

TERMS AND CONDITIONS

ARTICLE 1: SERVICES, TERMS & CONDITIONS

        1.01 Whitney shall serve EduTrades by providing and performing the following services:

          (a)   administrative and operational assistance as needed through the following departments:

            1.     Legal;

            2.     Accounting/Finance;

            3.     Booking;

            4.     Confirmations;

            5.     Education;

            6.     Facilities Maintenance;

            7.     Human Resources;

            8.     Information Technologies;

            9.     Marketing;

            10.   Operations;

            11.   Sales;

            12.   Shipping;

            13.   Executive Management; and

            14.   Strategic Alliance.

          (b)   supervise and direct the general operations of the departments listed in 1.01(a);

          (c)   operate these departments efficiently and with proper economy;

          (d)   develop internal policies necessary for the creation of the greatest possible net income;

          (e)   collect revenue;

          (f)    stimulate the general business of EduTrades;

          (g)   employ at WIN's expense such officers, assistants, employees, sales personnel, and operations staff as may be required to continue the standard and quality of management and operation at a level not lower than that heretofore maintained;

          (h)   perform all other acts necessary or desirable in the operation of these services.

        1.02 Whitney shall permit EduTrades to utilize certain Whitney assets and services, including office space and equipment, as agreed upon by the parties.

        1.03 Whitney agrees to prepare and maintain full, accurate and complete records of all services provided under this Agreement. Upon request, Whitney agrees to provide EduTrades with reporting of services provided in a format to be mutually agreed upon by the parties.

        1.04 Whitney shall provide the services under this Agreement in a professional, courteous manner, consistent with industry standards. Whitney shall comply with all applicable association, local, state, and federal laws, ordinances, rules, regulations and codes. Whitney shall keep all information generated as a result of this Agreement confidential and shall make all reasonable efforts to keep such information away from competing companies.

ARTICLE 2: COMPENSATION

        2.01 Whitney shall be compensated for all services provided under this Agreement at a monthly rate consisting of actual expenses incurred plus an administrative fee of fifteen percent (15%).

        2.02 Whitney shall invoice EduTrades on a monthly basis with invoices to be submitted within twenty (20) days of the month's end. EduTrades shall settle its outstanding balance within thirty (30) days of the invoice date.

        2.03 The parties recognize and acknowledge that the services to be provided by Whitney under this Agreement will change frequently, depending on the needs of EduTrades. As such, the parties agree that the compensation paid will be adjusted at the parties' discretion and in accordance with the change in services to be provided. Whenever appropriate, but at least on a quarterly basis, the parties shall meet to discuss whether a revision to the compensation fee under Section 2.01 is required. In the event that such a revision is required, the parties shall agree upon a revised fee, which will replace the then most current compensation fee under Section 2.01. Should the parties not reach an agreement on whether a revision is necessary, the most recent Schedule shall control and either party may invoke their rights under Section 3.03 of this Agreement.

ARTICLE 3: TERM AND TERMINATION

        3.01 Term. The date of commencement of this Agreement shall be on the Effective Date first set forth above and shall continue until terminated as provided under Section 3.03.

        3.02 Immediate Right to Terminate. Either party shall have the right to immediately terminate this Agreement by giving written notice in the event that the other party does any of the following:

        A.    Files a petition in bankruptcy or is adjudicated bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or discontinues or dissolves its business; or

        B.    Engages in any illegal, unfair, or deceptive business practices or unethical conduct whatsoever.

        3.03 Right to Terminate on Notice. Each party shall have the right, exercisable in its absolute discretion, to terminate this Agreement upon ninety (90) days prior written notice received by United States registered mail, certified mail, UPS Next Day Letter or Federal Express Next Day Letter by the other party.

        3.04 Termination of Rights. On the termination of this Agreement, all obligations of the parties hereunder shall terminate, except for rights to payments accrued prior to such termination and the provisions applicable after termination.

ARTICLE 4: GENERAL PROVISIONS

        4.01 Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing between the parties hereto with respect to the terms and conditions of this Agreement, and contains all of the covenants and agreements between the parties with respect to same. Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party, except that any other written agreement dated concurrent with or after this Agreement shall be valid as between the signing parties thereto.

        4.02 Severability. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

        4.03 Notice. Each notice, request or demand given or required to be given pursuant to this Agreement shall be in writing and shall be deemed sufficiently given if deposited in the United States mail, First Class, postage pre-paid, and addressed to the address of the intended recipient set forth below, or to such other address as may be specified in this Agreement or in writing by the parties:

If to Whitney:	Name:	Ronald S. Simon
	Address:	1612 E. Cape Coral Pkwy, Suite B Cape Coral, FL 33904
	Telephone:	(239) 542-0643
	Facsimile:	(239) 540-6565
	Copy to:	Marie B. Code, Esq. 1612 E. Cape Coral Pkwy, Suite A Cape Coral, FL 33904
If to EduTrades:	Name:

Address:

City, State, Zip:

Telephone:

Facsimile:

        4.04 Governing Law and Attorney Fees. This Agreement shall be deemed to have been made in the State of Florida. This Agreement and all matters arising out of or otherwise relating to this Agreement shall be governed by the laws of the State of Florida. The parties hereby submit to the personal jurisdiction of the state and federal courts of the State of Florida. Exclusive venue for any litigation and all claims arising from or in connection with the subject matter of this Agreement shall be with the state and federal courts in and for Lee, Palm Beach or Broward Counties, Florida, and the parties hereby expressly waive any venue privileges which may be asserted in connection with this

Agreement. In any arbitration and/or litigation arising out of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, including attorneys' fees incurred on appeal.

        4.05 Authority to Enter Agreement. The parties warrant that they have the authority to enter into this Agreement and that entering into this Agreement is not restricted or prohibited by any existing agreement to which they are parties. Additionally, the parties represent and warrant that this Agreement has been authorized and approved by all necessary corporate actions. Both parties warrant and represent that all individuals executing this Agreement have the authority to do so

        4.06 Right to Audit. Each party shall have the right to audit the other's business records concerning services rendered under this Agreement upon five (5) days prior written notice. The requesting party shall have the right to receive photocopies of all applicable business records concerning services rendered under this Agreement upon five (5) days prior written notice.

        4.07 Assignment. The rights and liabilities of this Agreement shall be binding on and inure to the benefit of the respective parties and their respective heirs, legal representatives, successors and assigns. Neither party shall have the right to sell, transfer, assign, sublicense, or subcontract any right or obligation hereunder without first obtaining prior written consent from the other party.

        4.08 Indemnification. Each party shall release, defend, indemnify, and hold the other party and its parent, affiliates, subsidiaries, officers, directors, agents, owners, employees, trustees, successors and assigns harmless with respect to any claims, actions, causes of action, damages, fines, expenses, court costs, attorney fees, liability damage or judgment suffered by either party or his agents, resulting from or attributable to any breach of the other party's or his agent's responsibilities, representations and warranties herein, and/or arising from the purchase or use of the party's products or services sold by the other party, and/or all negligent acts or omissions of a party or his agents contained herein.

        4.09 Counterparts. This Agreement may be executed in two or more counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS THEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed by their respective duly authorized representatives as of the day indicated.

WHITNEY INFORMATION NETWORK, INC	EDUTRADES, INC.
/s/ RONALD S. SIMON Ronald S. Simon, Secretary	/s/ NICK MATURO Nick Maturo, CEO
Reviewed by Legal

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ADMINISTRATIVE SERVICES AGREEMENT